Exhibit 99.1

              CB&I Announces Second Quarter 2007 Results

                 Company Raises 2007 Earnings Guidance


    THE WOODLANDS, Texas--(BUSINESS WIRE)--Aug. 1, 2007--CB&I (NYSE:CBI) today reported net income of $26.1 million, or $0.27 per diluted share, for the second quarter 2007 compared with $32.6 million, or $0.33 per diluted share, for the second quarter 2006.

    Revenue for the second quarter was $1.0 billion, up 36 percent from $744.2 million in the second quarter of 2006, reflecting double digit growth in each of the company's reporting segments.

    "In the first half of 2007, CB&I posted solid gains in new awards and revenues," said Philip K. Asherman, President and CEO. "Overall performance has been good across our geographic segments. However, labor issues on two U.K. projects in our Europe/ Africa/ Middle East segment, and on our last significant pre-Katrina project in North America, which is now complete, diluted our margins for the quarter. Looking forward, we are confident that CB&I will continue to capitalize on the very strong energy market. Based on anticipated new awards, projected revenue growth and a return to expected margin levels, we are raising our guidance for the year."

    CB&I raised its full year 2007 guidance for earnings, revenue and new awards. The company anticipates that earnings per share will be in the range of $1.50 - $1.65, with revenue of $4.0 - $4.3 billion and new awards of $5.5 - $6.0 billion.

    New awards were $2.0 billion for the second quarter and $4.1 billion for the first half, bringing CB&I's backlog to $6.8 billion. Key projects booked in the quarter include a Chilean LNG regasification terminal and the Isle of Grain LNG expansion project in the U.K.

    In the first half of the year, CB&I returned $39 million to its stockholders through stock repurchases and cash dividends, repurchasing approximately 976,000 shares of common stock for $30.9 million. The company continued to invest in its infrastructure spending $49.4 million on capital expenditures for the first half of 2007. Cash and cash equivalents increased to $661 million as of June 30, 2007, up from $619 million at year-end 2006.

    Second Quarter Conference Call

    CB&I will host a conference call August 1, 2007 at 10 a.m. CDT to discuss financial results. The webcast will be available at www.shareholder.com/cbi/medialist.cfm or at www.CBI.com Investor
Relations / Presentations & Webcasts.

    About CB&I

    CB&I executes more than 500 projects each year and is one of the world's leading engineering, procurement and construction (EPC) companies, specializing in projects for customers that produce, process, store and distribute the world's natural resources. With more than 60 locations and approximately 14,000 employees throughout the world, CB&I capitalizes on its global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. Information about CB&I is available at www.CBI.com.

    Any statements made in this release that are not based on historical fact are forward-looking statements and represent management's best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions, and may differ materially from those expressed or implied by any forward-looking statements. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the Company's ability to realize cost savings from its expected performance of contracts; the uncertain timing and funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed price, target price or similar contracts whether as the result of improper estimates or otherwise; risks associated with percentage-of-completion accounting; the Company's ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather conditions may affect the Company's performance and timeliness of completion, which could lead to increased costs and affect the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including the cyclical nature of the individual markets in which the Company's customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company's revenue; lower than expected growth in the Company's primary end markets, including but not limited to LNG and refining and related processes; risks inherent in acquisitions and the Company's ability to obtain financing for proposed acquisitions; the Company's ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, including but not limited to pending securities class action litigation, and the potential effect on the Company's business, financial condition and results of operations; the ultimate outcome or effect of the pending Federal Trade Commission order on the Company's business, financial condition and results of operations; lack of necessary liquidity to finance expenditures prior to the receipt of payment for the performance of contracts and to provide bid and performance bonds and letters of credit securing the Company's obligations under its bids and contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, and U.S. tax treaties with non-U.S. countries (including The Netherlands), that seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which the Company operates; and a downturn or disruption in the economy in general. Additional factors which could cause actual results to differ materially from such forward-looking statements are described under "Risk Factors" as set forth in the Company's Form 10-K filed with the SEC for the year ended Dec. 31, 2006. The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.


         CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data)


                             Three Months            Six Months
                            Ended June 30,         Ended June 30,
                            2007       2006       2007        2006

Revenue                  $1,011,367  $744,187  $1,868,672  $1,390,783

Cost of revenue             949,208   670,469   1,723,174   1,257,865

                         ----------- --------- ----------- -----------
   Gross profit              62,159    73,718     145,498     132,918
   % of Revenue                 6.1%      9.9%        7.8%        9.6%
Selling and
 administrative expenses     31,671    29,533      68,509      68,482
   % of Revenue                 3.1%      4.0%        3.7%        4.9%
Intangibles amortization        132     1,134         264       1,311
Other operating loss
 (income), net                  237      (344)       (191)       (434)

                         ----------- --------- ----------- -----------
   Income from
    operations               30,119    43,395      76,916      63,559
   % of Revenue                 3.0%      5.8%        4.1%        4.6%
Interest expense               (917)   (2,324)     (1,995)     (4,713)
Interest income               8,051     4,138      16,122       6,988

                         ----------- --------- ----------- -----------
   Income before taxes
    and minority
    interest                 37,253    45,209      91,043      65,834

Income tax expense           (9,354)  (11,307)    (25,491)    (17,775)

                         ----------- --------- ----------- -----------
   Income before
    minority interest        27,899    33,902      65,552      48,059

Minority interest in
 income                      (1,783)   (1,284)     (2,841)     (2,105)

                         ----------- --------- ----------- -----------
Net income               $   26,116  $ 32,618  $   62,711  $   45,954
                         =========== ========= =========== ===========


Net income per share
   Basic                 $     0.27  $   0.34  $     0.66  $     0.47
   Diluted               $     0.27  $   0.33  $     0.65  $     0.46

Weighted average shares
 outstanding
   Basic                     95,638    97,216      95,586      97,302
   Diluted                   96,644    98,967      96,691      99,115


         CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                         SEGMENT INFORMATION
                            (in thousands)



                                          Three Months Ended
                                      June 30,           June 30,
                                        2007               2006

NEW AWARDS(1)                                 % of             % of
                                              Total            Total

   North America                 $  558,151     28%  $446,937     70%
   Europe, Africa & Middle East     623,995     31%   128,299     20%
   Asia Pacific                      51,894      3%    35,151      6%
   Central & South America          753,152     38%    26,453      4%
                                 -----------         --------
       Total                     $1,987,192          $636,840
                                 ===========         ========


REVENUE                                       % of             % of
                                              Total            Total

   North America                 $  456,386     45%  $407,475     55%
   Europe, Africa & Middle East     339,499     33%   245,810     33%
   Asia Pacific                      97,949     10%    61,621      8%
   Central & South America          117,533     12%    29,281      4%
                                 -----------         --------
       Total                     $1,011,367          $744,187
                                 ===========         ========


INCOME (LOSS)                                 % of             % of
FROM OPERATIONS                              Revenue          Revenue

   North America                 $   18,742    4.1%  $ 21,233    5.2%
   Europe, Africa & Middle East      (7,402)  (2.2%)   13,139    5.3%
   Asia Pacific                       8,628    8.8%     5,864    9.5%
   Central & South America           10,151    8.6%     3,159   10.8%
                                 -----------         --------
       Total                     $   30,119    3.0%  $ 43,395    5.8%
                                 ===========         ========

                                            Six Months Ended
                                       June 30,          June 30,
                                         2007              2006

NEW AWARDS(1)                                 % of              % of
                                              Total             Total

   North America                  $  952,925     23% $1,051,668    70%
   Europe, Africa & Middle East      759,325     18%    315,966    21%
   Asia Pacific                       63,768      2%     69,410     4%
   Central & South America         2,359,632     57%     72,210     5%
                                  ----------         ----------
       Total                      $4,135,650         $1,509,254
                                  ==========         ==========


REVENUE                                       % of              % of
                                              Total             Total

   North America                  $  886,530     48% $  765,707    55%
   Europe, Africa & Middle East      622,483     33%    459,689    33%
   Asia Pacific                      183,370     10%    109,332     8%
   Central & South America           176,289      9%     56,055     4%
                                  ----------         ----------
       Total                      $1,868,672         $1,390,783
                                  ==========         ==========


INCOME (LOSS)                                 % of              % of
FROM OPERATIONS                              Revenue           Revenue

   North America                  $   48,258    5.4% $   24,363   3.2%
   Europe, Africa & Middle East          614    0.1%     29,106   6.3%
   Asia Pacific                       14,425    7.9%      6,308   5.8%
   Central & South America            13,619    7.7%      3,782   6.7%
                                  ----------         ----------
       Total                      $   76,916    4.1% $   63,559   4.6%
                                  ==========         ==========





(1) New awards represents the value of new project commitments received by the Company during a given period. These commitments are included in backlog until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.


         CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                               June 30,   December 31,
                                                 2007         2006
ASSETS

Current assets                                $1,445,827  $ 1,295,790
Property and equipment, net                      222,501      194,644
Goodwill and other intangibles, net              254,474      255,550
Other non-current assets                          34,838       38,428

                                              ----------- ------------
     Total assets                             $1,957,640  $ 1,784,412
                                              =========== ============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                           $1,250,789  $ 1,137,160
Other non-current liabilities                    114,408      104,817

Shareholders' equity                             592,443      542,435

                                              ----------- ------------
     Total liabilities and shareholders'
      equity                                  $1,957,640  $ 1,784,412
                                              =========== ============




         CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL
                                 DATA
                            (in thousands)

                                                     Six Months
                                                   Ended June 30,
                                                 2007         2006
CASH FLOWS

Cash flows from operating activities          $  117,150  $   202,650
Cash flows from investing activities             (47,647)     (64,054)
Cash flows from financing activities             (27,699)     (15,284)

                                              ----------- ------------
Increase in cash and cash equivalents             41,804      123,312
Cash and cash equivalents, beginning of the
 year                                            619,449      333,990
                                              ----------- ------------
Cash and cash equivalents, end of the period  $  661,253  $   457,302
                                              =========== ============

OTHER FINANCIAL DATA

Depreciation and amortization expense         $   15,520  $    13,860
Capital expenditures                          $   49,366  $    43,166

Increase in receivables, net                  $  (15,160) $   (80,387)
Change in contracts in progress, net              (6,750)     229,254
Decrease (increase) in non-current contract
 retentions                                        5,425       (6,882)
Increase in accounts payable                      54,171       21,800
                                              ----------- ------------
     Change                                   $   37,686  $   163,785
                                              =========== ============

Backlog                                       $6,795,433  $ 3,356,253

    CONTACT: CB&I
             Jan Sieving, +1-832-513-1111 (Media)
             Marty Spake, +1-832-513-1245 (Analysts)